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                                                                    EXHIBIT 99.1

PROXY                NATIONAL PATENT DEVELOPMENT CORPORATION               PROXY
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 23, 1997
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Revoking any prior appointment, the undersigned, a stockholder of National Patent Development Corporation ("National Patent"), hereby appoints Jerome I. Feldman and Martin M. Pollak, and each of them, attorneys and agents of the undersigned with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Company at the Special Meeting of Stockholders of said Company to be held at the Columbia Hilton, 5485 Twin Knolls Road, Columbia, Maryland on January 23, 1997 commencing at 2:30 p.m. local time and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below and in their discretion on any other matter as may properly come before the meeting or any adjournment thereof.

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

                    NATIONAL PATENT DEVELOPMENT CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

     (1) APPROVAL OF MERGER AGREEMENT AND FOREIGN OWNERSHIP CHARTER AMENDMENT:

         A. Authority to vote this Proxy for or against the approval and adoption of the Agreement and Plan of Merger, dated as of November 19, 1996 by and between National Patent, General Physics Corporation ("General Physics") and GPX Acquisition Inc., a wholly owned subsidiary of National Patent ("GPX") as amended by Amendment No. 1, dated as of December 18, 1996 (as so amended the "Merger Agreement"), providing for, among other things, the merger of GPX with and into General Physics, which will be the surviving corporation, and the issuance of National Patent Common Stock to the holders of General Physics Common Stock, as more fully described in the Joint Proxy Statement/Prospectus dated December 19, 1996 relating to the Special Meeting, and

         B. Authority to vote this Proxy for or against the approval and adoption of the amendment to the Restated Certificate of Incorporation of National Patent, which would permit National Patent to redeem or require the prompt disposition under certain circumstances of all or any portion of shares of National Patent Common Stock owned by a foreign stockholder beneficially owning shares in excess of five percent or more of the outstanding shares of National Patent Common Stock as more fully described in the Joint Proxy Statement/Prospectus dated December 19, 1996 relating to the Special Meeting:

                  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

     (2) APPROVAL OF AUTHORIZED SHARES CHARTER AMENDMENT: Authority to vote this Proxy for or against the approval and adoption of an amendment to the Restated Certificate of Incorporation of National Patent decreasing the total number of authorized shares of National Patent Common Stock from 40,000,000 shares to 25,000,000 shares, as more fully described in the Joint Proxy Statement/Prospectus dated December 19, 1996 relating to the Special Meeting:

                  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
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                                                                    EXHIBIT 99.1

     (3) Upon any other matters which may properly come before the meeting or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND (3).

                                          Please sign exactly as name appears
                                          below.

                                          Dated:
                                          --------------------------------------

                                          --------------------------------------
                                                        Signature

                                          --------------------------------------
                                                Signature if held jointly

                                          Please mark, sign, date and return the
                                          proxy card promptly using the enclosed
                                          envelope. When shares are held by
                                          joint tenants both should sign. When
                                          signing as attorney, executor,
                                          administrator or trustee, please give
                                          full title as such. If a corporation,
                                          please sign in full corporate name by
                                          President or other authorized officer.
                                          If a partnership, please sign in
                                          partnership name by authorized person.